Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave, NW, Suite 900

Washington, DC 20001

May 3, 2021

Thunder Bridge Acquisition II, Ltd.

Thunder Bridge II Surviving Pubco, Inc.

9912 Georgetown Pike, Suite D203
Great Falls, Virginia 22066

Re: Registration Statement on Form S-4 (File No. 333-252374)

Ladies and Gentlemen:

We have acted as special counsel to Thunder Bridge Acquisition II, Ltd., a Cayman Islands exempted company (“Thunder Bridge II”), and Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation (“Surviving Pubco”), in connection with the transactions contemplated by that Master Transactions Agreement dated effective as of December 14, 2020 (as amended or supplemented from time to time, the “MTA”) by and among: (a) Surviving Pubco; (b) Thunder Bridge II; (c) TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Surviving Pubco (“TBII Merger Sub”); (d) ADK Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Surviving Pubco (“ADK Merger Sub”); (e) ADK Service Provider Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Surviving Pubco (“ADK Service Provider Merger Sub”); (f) ADK Blocker Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Surviving Pubco (“ADK Blocker Merger Sub,” and collectively with TBII Merger Sub, ADK Merger Sub and ADK Service Provider Merger Sub, the “Merger Subs”); (g) Ay Dee Kay LLC, a California limited liability company d/b/a indie Semiconductor (“indie”); (h) the corporate entities listed in the MTA (the “ADK Blocker Group”); (i) ADK Service Provider Holdco, LLC, a Delaware limited liability company (“ADK Service Provider Holdco”); and (j) solely in his capacity as the indie securityholder representative hereunder, Donald McClymont (the “indie Securityholder Representative”). Such transactions include the Company’s deregistration under Section 206 of the Cayman Islands Companies Law (2020 Revision) and a domestication to a Delaware corporation under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which Thunder Bridge II’s jurisdiction of incorporation will be changed by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”), and TBII Merger Sub will merge with and into Thunder Bridge II, with all outstanding securities of Thunder Bridge II being exchanged for corresponding securities in Surviving Pubco, and Surviving Pubco succeeding as successor registrant and public company issuer pursuant to the federal securities laws and changing its name to indie Semiconductor, Inc. In this opinion, references to the “Company” mean, prior to the Domestication collectively to Thunder Bridge II and Surviving Pubco, and following the effectiveness of the Domestication and above referenced merger, Surviving Pubco, as successor registrant to Thunder Bridge II. The mergers contemplated by the MTA are collectively referred to herein as the “Merger.”

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of up to (a) 34,500,000 shares of Class A common stock, par value $0.0001 per share, of Surviving Pubco, and 52,607,804 shares of Class A common stock issuable to certain equity holders of indie as consideration for the Merger under the MTA (collectively, the “Common Stock”); (b) 17,250,000 redeemable warrants to purchase up to 17,250,000 shares of Class A common stock (the “Warrants”); and (c) 17,250,000 shares of Class A common stock issuable upon exercise of the Warrants (the “Underlying Common Stock).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement and all amendments thereto filed with the Commission prior to the date hereof; (ii) the form of Amended and Restated Certificate of Incorporation of the Company to be effective upon the consummation of the Merger; (iii) the form of Bylaws of the Company to be effective upon the Merger; (iv) the Warrant Agreement dated August 8, 2019 between Continental Stock Transfer & Trust Company and Thunder Bridge II (the “Warrant Agreement”); (v) the MTA; and (vi) the form of Warrant filed as an exhibit to the Registration Statement (the “Warrant Form”). With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to the issuance of any Securities by the Company pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the MTA and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the stockholders of the Company will have approved the MTA and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement and (iv) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and

B. The current draft of the Amended and Restated Certificate of Incorporation of Surviving Pubco, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Amended and Restated Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Amended and Restated Certificate of Incorporation.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. When issued in the manner and on the terms described in the Registration Statement and the MTA, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. When issued in the manner and on the terms described in the Registration Statement and the MTA, the Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants; (e) with respect to the Underlying Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Underlying Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

3. When issued in the manner and on the terms described in the Registration Statement, the MTA, the Warrant Agreement and the Warrant Form, the Underlying Common Stock will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP